Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (“Agreement”) dated as of June 18, 2021 but to be effective as of the Effective Time (as defined below), by and among SANDRIDGE PERMIAN TRUST, a Delaware statutory trust (“Seller”), for which The Bank of New York Mellon Trust Company, N.A. acts as trustee (the “Trustee”), and Montare Resources I, LLC (or its assigns), a Texas limited liability company (“Buyer”, and together with Seller collectively, the “Parties” or each a “Party”).

RECITALS

WHEREAS, Seller is the owner of certain overriding royalty interests covering the lands and leases described in Exhibit A-1 hereto conveyed to Seller by SandRidge Exploration and Production, LLC, a Delaware limited liability company (“SandRidge E&P”), or assigned to Seller by Mistmada Oil Company, Inc., an Oklahoma corporation, as further described in those certain recorded instruments described on Exhibit A-2 (collectively, the “Conveyances”); and

WHEREAS, Seller is governed by that certain Amended and Restated Trust Agreement, dated as of August 16, 2011(as amended, the “Trust Agreement”);

WHEREAS, in accordance with Section 9.03 of the Trust Agreement, Seller desires to sell, transfer, convey, and assign the Assets (as defined below) to Buyer, and Buyer desires to purchase and accept the Assets, all in the manner and upon the terms and conditions set forth in this Agreement; and

WHEREAS, Avalon TX Operating, LLC, a Texas limited liability company, is the operator of all the Wells (as defined below) burdened by the ORRIs (as defined below), pursuant to that certain Contract Operating Agreement dated as of November 1, 2018;

NOW, THEREFORE, in consideration of the premises and mutual conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

1.             Purchase and Sale. Subject to the terms and conditions contained herein, contemporaneously with the execution of this Agreement but effective as of the Effective Time, Seller shall sell, transfer, convey, and assign the Assets (free and clear of all liens or encumbrances other than as set forth in the Conveyances), to Buyer and Buyer shall purchase, acquire, accept and pay for the Assets and shall assume the Assumed Obligations.

2.             Assets. As used herein, the term “Assets” refers to the Seller’s right, title, interest and estate in and to the following:

(a)            any and all right, title, interest and claims in, to, under and/or derived from the perpetual and term overriding royalty interests conveyed to Seller pursuant to the terms of the Conveyances (“ORRIs”) granting to Seller an undivided interest in and to all Minerals (as such term is defined in the Conveyances) in, under and that may be produced and saved from the Target Formations (as that term is defined in the Conveyances) underlying the lands subject to or covered by the oil and gas leases described in Exhibit A-1 hereto, insofar and only insofar as they cover the Targeted Formations from the wells listed on Exhibit A-1 hereto (the “Wells”);

(b)            all trade credits, all accounts, receivables, and all other proceeds, income, or revenues attributable to the Minerals (the “Proceeds”) that are attributable to the time period from and after the Effective Time; and

(c)            all files, records, and data maintained by Seller, or to which Seller is entitled, including, without limitation, data and other documentary information regarding the Minerals, and the Proceeds to the extent the transfer of such data is not prohibited under any related contracts (the “Records”); provided, however, that the term “Records” shall not include any of Seller’s files, records, and data that (i) relate to its business generally, (ii) are legal in nature, (iii) relate to the sale of the Assets, and (iv) the transfer of which is prohibited by contract or law or that would impose a transfer fee or penalty on Seller.

For the avoidance of doubt, any other assets of Seller not specifically included in clauses (a) – (d) above shall be deemed excluded assets.

3.             Sale Price. The unadjusted sale price for the Assets shall be $6,000,000.00 based on the Effective Time (the “Sale Price”). Exhibit A-3 attached hereto sets forth the agreed allocation of the unadjusted Sale Price among the Assets. The “Allocated Value” for any Asset equals the portion of the unadjusted Sale Price allocated to such Asset on Exhibit A-3, increased or decreased by a proportionate share of each adjustment to the unadjusted Sale Price under Section 8 that affects such Asset, whether occurring on or prior to the Closing Date (as defined below). Notwithstanding anything to the contrary in this Agreement, Seller has accepted such Allocated Values for purposes of this Agreement and the transactions contemplated hereby but makes no representation or warranty as to the accuracy of such values.

4.             Effective Time. The sale, transfer and assignment of the Assets shall be effective as of 12:01 a.m., central prevailing time, on July 1, 2021 (the “Effective Time”).

5.             Seller’s Representations. Seller represents and warrants to Buyer, as of the date hereof, that:

(a)            Seller’s Existence. Seller is duly formed, validly existing and in good standing under the laws of the State of Delaware, and has full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted.

(b)            Legal Power. Seller has the legal power and right to enter into and perform this Agreement and the transactions it contemplates for Seller. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with (i) any provision of Seller’s governing documents; or (ii) any judgment, order, ruling or decree applicable to Seller as a party in interest or any law applicable to Seller’s interest in any of the Assets, except (x) as would not, individually or in the aggregate, have a material adverse effect, or (y) as to rights to consent by, required notices to, filings with, approval or authorizations of, or other actions by any governmental authorities where the same are not required prior to the assignment of the related Asset or they are customarily obtained subsequent to the sale or conveyance thereof (“Governmental Consents”). The execution, delivery and performance of this Agreement and the transactions it contemplates for Seller or compliance by Seller or the Trustee with any of the provisions hereof will not require the consent, notice, or other action by any third person (excluding Governmental Consents addressed in the foregoing sentence).

(c)            Execution. The execution, delivery and performance of this Agreement and the transactions it contemplates for Seller are duly and validly authorized by the requisite corporate or other action on the part of Seller. This Agreement has been duly executed and delivered by the Trustee on behalf of Seller and this Agreement constitutes the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)            Lawsuits and Claims. With respect to the Minerals, there is no suit, action, or litigation by any person or business entity by or before any governmental authority, and there is no arbitration proceedings, in each case, pending or threatened in writing against Seller.

(e)            Foreign Person. Seller is not a “foreign person” within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

(f)            Certain Liabilities. There are no liabilities, damages, duties, or obligations which Buyer shall have any obligation for by virtue of the transactions contemplated by this Agreement, in each case, to the extent they are attributable to, arise out of or in connection with, or are based upon (i) monetary fines or penalties of governmental authorities arising from violations of law by Seller or its Affiliates (as defined below) directly involving the ownership or operation of the Assets that occurred prior to the Effective Time, or (ii) all indebtedness for borrowed money of Seller or its Affiliates. “Affiliate” of a person or entity, means any other person or entity that directly or indirectly controls, is controlled by, or is under common control with such person or entity. For the avoidance of doubt, none of Avalon Energy, LLC, a Texas limited liability company, Avalon Exploration and Production LLC, Avalon TX Operating, LLC or any of their respective Affiliates or any of their respective directors, officers, employees, agents or advisors shall be deemed to be Affiliates of Seller.

(g)            Brokers. Except for Ten Oaks Energy Advisors, no broker, finder, or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or the Trustee.

6.             Buyer’s Representations. Buyer represents and warrants to Seller, as of the date hereof, that:

(a)            Buyer’s Existence. Buyer is duly formed, validly existing and in good standing under the laws of the State of its formation, and has full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted.

(b)            Legal Power. Buyer has the legal power and right to enter into and perform this Agreement and the transactions it contemplates for Buyer. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with (i) any provision of Buyer’s governing documents; or (ii) any judgment, order, ruling or decree applicable to Buyer as a party in interest or any law applicable to Buyer’s interest in any of the Assets after Closing, except (x) as would not, individually or in the aggregate, have a material adverse effect, or (y) as to Governmental Consents.

(c)            Execution. The execution, delivery and performance of this Agreement and the transactions it contemplates for Buyer are duly and validly authorized by the requisite corporate or other action on the part of Buyer. This Agreement and the Assignment have been duly executed and delivered by Buyer and this Agreement and the documents delivered herewith constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)            Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

7.             Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur simultaneous with the execution and delivery of this Agreement (the “Closing Date”) and shall be effective as of the Effective Time. At Closing, (i) the Parties shall each execute duplicate original counterparts of the form of Assignment of Overriding Royalty Interest attached hereto as Exhibit B (the “Assignment”) as necessary to transfer the Assets to Buyer as contemplated in this Agreement; (ii) Buyer shall deliver to Seller in immediately available funds and pursuant to any wiring instructions provided by Seller an amount equal to the Sale Price, adjusted pursuant to the terms of Section 8; (iii) Seller shall deliver to Buyer a certificate of non-foreign status meeting the requirements of Treasury Regulations Section 1.1445-2(b)(2); and (iv) the Parties shall each take such other actions and deliver such other documents as are contemplated by this Agreement.

8.             Sale Price Adjustment. If applicable, at Closing, the Sale Price shall be adjusted, without duplication, as follows: (a) upward by the amount of any Proceeds which are attributable to the Assets prior to the Effective Time and owed to Seller but are held in suspense, (b) upward by an amount equal to the sum of all Proceeds realized from and accruing to the Assets prior to the Effective Time which have been received by Buyer, and (c) downward by an amount equal to the sum of all Proceeds realized from and accruing to the Assets since the Effective Time which has been received by Seller prior to the Closing Date. The Sale Price shall be further adjusted post-Closing as contemplated in Section 11.

9.             Split of Proceeds. Seller shall be entitled to all Proceeds realized from and accruing to the Assets prior to the Effective Time. Buyer shall be entitled to all Proceeds realized from and accruing to the Assets on or subsequent to the Effective Time. For the avoidance of doubt, Seller shall be entitled to receive all Proceeds realized from and accruing to the Assets for the quarterly period ending on June 30, 2021, which relates to the production period beginning on March 1, 2021 and ending on May 31, 2021.

10.           Taxes.

(a)            For all purposes of Section 8 and solely with respect to the Assets, (i) taxes that are attributable to the severance or production of hydrocarbons shall be allocated to the period in which the severance or production giving rise to such taxes occurred, (ii) taxes that are based upon or related to income or receipts or imposed on a transactional basis (other than such taxes described in clause (i)) shall be allocated to the period in which the transaction giving rise to such taxes occurred, and (iii) taxes that are ad valorem, property or other taxes imposed on a periodic basis shall be allocated on a per diem basis between the period ending immediately prior to the day including the Effective Time and the period beginning on such day. Buyer shall be responsible for, and shall pay, one hundred percent (100%) of any state or local transfer, sales, use, stamp, registration or other similar taxes resulting from the transactions contemplated by this Agreement.

(b)            The Parties agree that, for all tax purposes, the Final Sale Price (as defined below) (plus any other items constituting consideration for applicable income tax purposes) shall be allocated among the Assets in accordance with Section 1060 of the Code (and the Treasury Regulations thereunder) (the “Allocation”). The Parties agree that (i) for the purposes of the Allocation, the Assets are properly classified as “Class V assets” (within the meaning of Treasury Regulations Section 1.338- 6(b)(2)(v)) and (ii) and neither Party shall take a position in any forum that is inconsistent with the Allocation before any governmental authority, or in any proceeding relating to any tax, unless otherwise required by applicable law following a final determination as defined in Section 1313(a) of the Code.

11.           Post-Closing Accounting. If necessary, a post-Closing accounting to finalize the adjustments to the Sale Price provided herein shall be held no later than ninety (90) days after the Closing Date. At that time, Seller shall provide to Buyer a complete account as to all Proceeds received by or on behalf of Seller that are attributable to the Assets during the period from the Effective Time to the Closing Date (netted against any Proceeds received by Buyer attributable to the Assets for any period of time prior to the Effective Time). Such account shall be settled between the Parties by the payment of cash, as appropriate, pursuant to a final settlement statement setting forth the items noted in this Section 11 and taking into account payments related to such matters that were made at Closing, to be prepared by Seller and approved by Buyer. The Sale Price as finally adjusted pursuant to Section 8 and this Section 11 referred to herein as the “Final Sale Price”.

12.           Survival. In addition to the other terms and conditions set forth in the Assignment executed pursuant to this Agreement, except to the extent expressly provided otherwise in this Agreement, all of the terms, conditions and covenants contained or made in or pursuant to this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby indefinitely, and this Agreement shall not merge with the Assignment. Buyer agrees that each of the representations and warranties of Seller set forth in Section 5 of this Agreement and the special warranty in the Assignment (such representations and warranties, collectively, the “Covered R&W”) are the only representations and warranties of Seller that are within the scope of coverage for an insurance policy. Furthermore, Buyer hereby agrees that if Buyer or any of its affiliates obtains or binds a representation and warranties insurance policy with respect to the Covered R&W (such policy, the “R&W Insurance Policy”) such policy shall (a) contain a waiver of subrogation by the insurer in favor of Seller, and (b) not be amended, modified or otherwise changed, nor shall Buyer or any of its affiliates terminate or waive any provision of such R&W Insurance Policy, in each case, in a manner materially adverse to Seller. Buyer shall be responsible for and shall timely and fully pay the premium, any deposits or underwriting fees, retention amounts and all other costs or expenses under or associated with any R&W Insurance Policy obtained by Buyer or any of its affiliates and Buyer shall be responsible for compliance by its affiliates with the terms of this Section 12. Buyer further agrees and acknowledges that upon Closing each Covered R&W will terminate and will be of no further force and effect, except as necessary to trigger coverage under the R&W Insurance Policy. NOTWITHSTANDING ANYTHING TO CONTRARY CONTAINED IN THIS AGREEMENT, FROM AND AFTER CLOSING, BUYER’S SOLE AND EXCLUSIVE REMEDY AGAINST SELLER, ITS CURRENT AND FORMER AFFILIATES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ADVISOR (COLLECTIVELY, “SELLER GROUP”) AND WITH RESPECT TO ANY BREACH OF ANY COVERED R&W BY ANY MEMBER OF SELLER GROUP OR ANY BREACH OF THE SPECIAL WARRANTY IN THE ASSIGNMENT BY ANY MEMBER OF SELLER GROUP SHALL BE LIMITED TO THE R&W INSURANCE POLICY, SHOULD BUYER DECIDE TO PROCURE A R&W INSURANCE POLICY. IF BUYER DOES NOT ACQUIRE A R&W INSURANCE POLICY, BUYER AGREES AND ACKNOWLEDGES THAT IT SHALL HAVE NO RECOURSE AGAINST SELLER GROUP FOR ANY BREACH OF ANY COVERED R&W BY ANY MEMBER OF SELLER GROUP OR ANY BREACH OF THE SPECIAL WARRANTY IN THE ASSIGNMENT BY ANY MEMBER OF SELLER GROUP. For the avoidance of doubt, none of Avalon Energy, LLC, a Texas limited liability company, Avalon Exploration and Production LLC, Avalon TX Operating, LLC or any of their respective Affiliates or any of their respective directors, officers, employees, agents or advisors shall be deemed to be included in the Seller Group.

13.          Disclaimer. EXCEPT AS SET FORTH IN SECTION 5 OR OTHERWISE IN THIS AGREEMENT, AND THE SPECIAL WARRANTY IN THE ASSIGNMENT, SELLER MAKES NO, AND EXPRESSLY DISCLAIMS ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY, OR RECOVERABILITY OF PETROLEUM SUBSTANCES IN OR FROM THE ASSETS, (IV) TO THE EXTENT APPLICABLE, THE EXISTENCE OF ANY PROSPECT, RECOMPLETION, INFILL, STEP-OUT OR OTHER DRILLING OPPORTUNITIES, (V) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (VI) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM THE ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS, OR IN PAYING QUANTITIES, OR ANY PRODUCTION OR DECLINE RATES, (VII) TO THE EXTENT APPLICABLE, THE MAINTENANCE, REPAIR, CONDITION, ENVIRONMENTAL CONDITION, QUALITY, SUITABILITY, DESIGN, OR MARKETABILITY OF THE ASSETS, (VIII) INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT, (IX) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES, OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND ANY DOCUMENTS EXECUTED HEREUNDER OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND (X) COMPLIANCE WITH ANY ENVIRONMENTAL LAW, AND SELLER FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT THE ASSETS ARE BEING TRANSFERRED “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS, AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.

14.           Indemnity. At Closing:

(a)            Buyer hereby assumes as of the Effective Time: all duties, obligations and liabilities of every kind and character with respect to the Assets and the ownership thereof whether occurring before, on, or after the Effective Time, including, without limitation, those arising out of: (i) the obligations with respect to the Minerals under the Conveyances to the extent set forth in the Conveyances, and (ii) all other duties, obligations, conditions and liabilities (including taxes, if applicable) expressly assumed or to be borne by Buyer under the terms of this Agreement or any document executed in connection herewith (collectively, the “Assumed Obligations”).

(b)            Buyer shall, from and after Closing, indemnify, defend and hold Seller, the Trustee, any party controlled by or under common control with Seller, and its and their respective officers, directors, managers, partners, employees, and agents harmless from any and all expenses (including attorney’s fees), damages, liabilities, claims and causes of action of every kind or character arising out of or in connection with (i) a breach of any of Buyer’s representations, covenants or agreements contained in this Agreement, or (ii) the Assumed Obligations, in each case, EVEN IF SUCH EXPENSES, DAMAGES, LIABILITIES, CLAIMS, OR CAUSES OF ACTION ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF SELLER, AN INVITEE, OR A THIRD PERSON, AND WHETHER OR NOT CAUSED BY A PRE-EXISTING CONDITION, BUT EXCLUDING ANY EXPENSES, DAMAGES, LIABILITIES, CLAIMS AND CAUSES OF ACTION TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE, ACTUAL FRAUD OR WILLFUL MISCONDUCT OF ANY PARTY INDEMNIFIED UNDER THIS SECTION 14(b). For the avoidance of doubt, none of Avalon Energy, LLC, a Texas limited liability company, Avalon Exploration and Production LLC, Avalon TX Operating, LLC or any of their respective Affiliates or any of their respective directors, officers, employees, agents or advisors shall be entitled to indemnification from Buyer pursuant to this Section 14(b).

(c)            NO MEMBER OF SELLER GROUP SHALL HAVE ANY INDEMNITY OBLIGATIONS TO BUYER, ITS CURRENT AND FORMER AFFILIATES, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS AND OTHER REPRESENTATIVES (COLLECTIVELY, “BUYER GROUP”) WHATSOEVER UNDER THIS AGREEMENT. FROM AND AFTER CLOSING, BUYER’S SOLE AND EXCLUSIVE REMEDY AGAINST SELLER GROUP WITH RESPECT TO ANY BREACH OF ANY COVERED R&W BY ANY MEMBER OF SELLER GROUP OR ANY BREACH OF THE SPECIAL WARRANTY IN THE ASSIGNMENT BY ANY MEMBER OF SELLER GROUP SELLER SHALL BE LIMITED TO THE R&W INSURANCE POLICY, SHOULD BUYER DECIDE TO PROCURE A R&W INSURANCE POLICY. IF BUYER DOES NOT ACQUIRE A R&W INSURANCE POLICY, BUYER AGREES AND ACKNOWLEDGES THAT IT SHALL HAVE NO RECOURSE AGAINST ANY MEMBER OF SELLER GROUP FOR ANY BREACH OF ANY COVERED R&W BY ANY MEMBER OF SELLER GROUP OR ANY BREACH OF THE SPECIAL WARRANTY IN THE ASSIGNMENT BY ANY MEMBER OF SELLER GROUP.

15.           Filings; Applications. In a timely manner, Seller and Buyer shall (a) to the extent applicable, make all required filings, prepare all required applications and conduct negotiations with each governmental agency as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby, including with respect to the transfer or re-issuance of all required permits and (b) provide such information as each may reasonably request to make such filings, prepare such applications and conduct such negotiations, provided that nothing in this Section 15 requires any Party to share information subject to any legally applicable privilege. Each Party shall reasonably cooperate with and use commercially reasonable efforts (including expending reasonable costs and expenses for such Party’s outside consultants, attorneys, and other advisors) to assist the other with respect to such filings, applications, and negotiations.

16.	Public Announcements; Confidentiality.

(a)            Neither Seller nor Buyer shall make any press release or other public announcement regarding or disclosing, or disclose to any third party (other than their respective representatives), the identity of the Parties or the express terms of this Agreement without the prior written consent of the other Party; provided, however, that the foregoing shall not restrict such disclosures to the extent (i) necessary for a Party to perform this Agreement (including such disclosure to governmental agencies), or (ii) required (upon advice of counsel) by applicable securities or other laws over the Parties or their respective Affiliates; provided further, that each Party shall use its reasonable efforts to consult with the other Party regarding the contents of any such release or announcement prior to making such release or announcement.

(b)            Buyer acknowledges that, in connection with its review of the Assets, Buyer and its representatives have become privy to confidential and other information of Seller or its Affiliates and that such confidential information shall be held confidential by Buyer pursuant to that certain Confidentiality Agreement, dated as of May 4, 2021, by and between Seller and Buyer. For the avoidance of doubt, the existence and contents of any environmental assessments conducted by or on behalf of Buyer on the Assets, to the extent applicable, shall be deemed to be “confidential information” for the purposes of this Agreement. In connection with any access, examination or inspection of the Assets by Buyer or its representatives, (I) BUYER WAIVES AND RELEASES ALL CLAIMS AGAINST SELLER, ANY PARTY CONTROLLED BY OR UNDER COMMON CONTROL WITH SELLER, THE TRUSTEE, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, PARTNERS, EMPLOYEES, AND AGENTS ARISING IN ANY WAY THEREFROM OR IN ANY WAY CONNECTED THEREWITH AND (II) BUYER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER, ANY PARTY CONTROLLED BY OR UNDER COMMON CONTROL WITH SELLER, THE TRUSTEE, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, PARTNERS, EMPLOYEES, AND AGENTS FROM AND AGAINST ANY AND ALL DAMAGES ATTRIBUTABLE TO PERSONAL INJURY, DEATH OR PHYSICAL PROPERTY DAMAGE, OR VIOLATION OF ANY RULES, REGULATIONS, OR OPERATING POLICIES, ARISING OUT OF, RESULTING FROM OR RELATING TO ANY FIELD VISIT OR OTHER DUE DILIGENCE ACTIVITY CONDUCTED BY BUYER OR ITS REPRESENTATIVES WITH RESPECT TO THE ASSETS, REGARDLESS OF FAULT (EXCEPTING ANY DAMAGES TO THE EXTENT RESULTING FROM THE GROSS NEGLIGENCE, ACTUAL FRAUD OR WILLFUL MISCONDUCT OF ANY INDEMNITEE).

17.           Limited Liability. It is expressly understood and agreed by the Parties that (i) this Agreement is executed and delivered by the Trustee, not individually or personally, but solely as trustee of Seller in the exercise of the powers and authority conferred and vested in it and (ii) under no circumstances shall the Trustee be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Seller under this Agreement.

18.           Counterparts; Electronic Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. The execution and delivery of this Agreement by any Party may be evidenced by facsimile or other electronic transmission of an executed signature page to this Agreement (including scanned documents delivered by email), which shall be binding upon all Parties the same as an original hand executed signature page.

19.           Binding Agreement; Assignment. No Party shall assign or otherwise transfer all or any part of this Agreement, or any of its rights or obligations under this Agreement, to any person or entity other than an Affiliate of such Party, without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.

20.           Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by electronic mail with receipt acknowledged, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case as provided below (or to such other notice address as a Party may designate by notice to the other Party in writing):

If to Seller:	SandRidge Permian Trust
c/o The Bank of New York Mellon Trust Company, N.A., as Trustee
601 Travis Street,16th Floor Houston, Texas 77002 Attention: Sarah Newell Telephone: (512) 236-6555
Email: Sarah.Newell@BNYMellon.com

With a copy to (which shall not constitute notice)

Bracewell LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002
Attention: Troy Harder
Telephone: (713) 221-1456
Email: troy.harder@bracewell.com

If to Buyer:	Montare Resources I, LLC
400 East Las Colinas Blvd., Suite 680
Irving, Texas 75039
Attention: Dickie D. Hunter
Telephone: (214) 676-4434
Email: hunter@montare-resources.com

With a copy to (which shall not constitute notice)

Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, Texas 75219
Attention: Janice V. Sharry
Telephone: (214) 651-5562

21.           Expenses. Except as otherwise provided in this Agreement, all expenses incurred by each Party in connection with or related to the authorization, negotiation, preparation or execution of this Agreement (including the exhibits and schedules hereto), any other document or instrument in connection with this Agreement, and all other matters related to the Closing, including all fees and expenses of counsel, accountants, brokers, financial advisers and other advisors employed by such Party, shall be borne solely and entirely by such Party. Seller shall be responsible for all fees owing to Ten Oaks Energy Advisors.

22.           Records. As soon as practicable, but in no event later than sixty (60) days after the Closing Date, Seller shall deliver or cause to be delivered to Buyer any Records that are in the possession of Seller or its Affiliates; provided, however, Seller may retain the originals of Records relating to tax and accounting matters and shall provide Buyer, at its request, with copies of such Records (other than Records that pertain solely to income tax matters). Seller may retain copies of any other Records.

23.           Governing Law and Venue. This Agreement and the relationship of the Parties with respect to the transactions contemplated hereby shall be governed by the laws of the State of Texas without regard to conflicts of laws principles; provided that in connection with the determination of any conveyancing matters the laws of the state where such Property is located shall govern and control such determination. Any dispute, controversy, claim, or action arising out of or relating to this Agreement, any document or other agreement related to this Agreement, or any of the transactions contemplated hereunder or thereunder shall be brought in the federal or state courts located in Houston, Harris County, State of Texas. Each of the Parties hereto (a) irrevocably submits to the exclusive jurisdiction of each such court in any such dispute, controversy, claim, or action, (b) waives any objection it may now or hereafter have to venue or to an inconvenient forum, (c) agrees that all such disputes, controversies, claims, and actions shall be heard and determined only in such courts, and (d) agrees not to bring any dispute, controversy, claim, or action arising out of or relating to this Agreement or any document or agreement related hereto or any of the transactions contemplated hereunder or thereunder in any other forum. THE PARTIES HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

24.           Entire Agreement. This Agreement, the schedules and exhibits attached hereto and any document or other agreement executed in connection with this Agreement constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

25.           No Third-Person Beneficiaries. Nothing in this Agreement shall entitle any person other than Seller and Buyer to any claim, cause of action, remedy or right of any kind, except the rights expressly provided to the persons or entities described in this Agreement.

26.           Severability. If any provision of this Agreement, or any application thereof, is held invalid, illegal, or unenforceable in any respect under any law, this Agreement shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Parties, to such law, and, to the extent such provision cannot be so reformed, then such provision (or the invalid, illegal, or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Agreement, as the case may be, and, to the extent permitted by law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

27.           Time of the Essence. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a day other than a Saturday, a Sunday, or a day on which banks are closed for business in Houston, Texas (a “Business Day”) (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

28.           Waivers and Amendments. Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. This Agreement may be amended or modified only by an agreement in writing signed by Seller and Buyer and expressly identified as an amendment or modification to this Agreement.

29.           Further Assurances. After Closing, Seller and Buyer each agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

30.          Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER BUYER NOR SELLER, NOR ANY OF THEIR RESPECTIVE AFFILIATES, SHALL BE ENTITLED TO INDIRECT CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (OTHER THAN CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES SUFFERED BY THIRD PERSONS FOR WHICH AN INDEMNITY OBLIGATION IS OWED HEREUNDER) AND BUYER AND SELLER, FOR THEMSELVES AND ON BEHALF OF THEIR RESPECTIVE AFFILIATES, HEREBY EXPRESSLY WAIVE ANY RIGHT TO INDIRECT CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (OTHER THAN CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES SUFFERED BY THIRD PERSONS FOR WHICH AN INDEMNITY OBLIGATION IS OWED HEREUNDER).

31.           References. All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement”, “this agreement” “this instrument”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Unless the context otherwise requires: “including” and its grammatical variations mean “including without limitation”; “or” is not exclusive; words in the singular form shall be construed to include the plural and vice versa; words in any gender include all other genders; references herein to any instrument or agreement refer to such instrument or agreement as it may be from time to time amended or supplemented; and references herein to any person or entity include such person’s or entity’s successors and assigns. All references in this Agreement to exhibits and schedules refer to exhibits and schedules to this Agreement unless expressly provided otherwise, and all such exhibits and schedules are hereby incorporated herein by reference and made a part hereof for all purposes. This Agreement has been drafted with the joint participation of Seller and Buyer and shall be construed neither against nor in favor of any such Party but rather in accordance with the fair meaning hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

SELLER:

SANDRIDGE PERMIAN TRUST

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Sarah Newell

Name:	Sarah Newell
Title:	Vice President

BUYER:

MONTARE RESOURCES I, LLC

By:	/s/ Dickie D. Hunter

Name:	Dickie D. Hunter
Title:	President

Signature Page to Purchase and Sale Agreement

Exhibit A-1

Wells and Leases

Note: All Wells and Leases are located in Andrews County, Texas

API	Well Name	Working Interest	Revenue Interest	Lease No.	Lease Name
42003431030000	CC Cities AA 13	1.00000	0.74780	35888	C.C. Cities Service AA
42003430930000	JT Lndly 26	1.00000	0.75000	13225	Lindley J.T.
42003410920000	JT Lndly LNN A 1	1.00000	0.78125	39802	J.T. Lindley-Lynne A
42003405320000	Lindley 3	1.00000	0.684375	12256	Lindley
42003412960000	Lindley-FRM 07	1.00000	0.75000	24221	Lindley-Friemel
42003448260000	Lindley-REMD 53	0.99500	0.73630	31020	Lindley-Remuda
42003443220000	Lindley-REMD 58	1.00000	0.69500	31020	Lindley-Remuda
42003357620000	Lindley-REMUDA 3	0.89376	0.66140	31020	Lindley-Remuda
42003411720000	Miles 12	0.95313	0.66797	29264	Miles
42003439420000	MNGR NX 0146	1.00000	0.75000	28341	Munger Nix
42003402530000	MNGR NX 1832	1.00000	0.75000	28341	Munger Nix
42003402550000	MNGR NX A LZS 16	1.00000	0.75000	29449	Munger Nix A LZS
42003415980000	MNGR NX A LZS 33	1.00000	0.75000	29449	Munger Nix A LZS
42003428960000	MNGR NX A LZS 51	1.00000	0.75000	29449	Munger Nix A LZS
42003430980000	MNGR NX A LZS 73	1.00000	0.75000	29449	Munger Nix A LZS
42003436840000	SAM B 3	1.00000	0.75000	27884	SAM B
42003456980000	UNIV 0013-34 03	1.00000	0.75000	43699	University 13-34
42003464240000	UNIV 0013-35 12	1.00000	0.75000	43993	University 13 35
42003458120000	UNIV 0013-35 16	1.00000	0.75000	43993	University 13-35
42003422290000	UNIV 0013-45 01	1.00000	0.75000	41037	University 13-45
42003453900000	UNIV 0014-16 31C	1.00000	0.75000	40884	University 14-16
42003454390000	UNIV 0014-16 32C	1.00000	0.75000	40884	University 14-16
42003431390000	UNIV 0014-16 D03	0.98500	0.73875	41634	University 14-16 D
42003431410000	UNIV 0014-16 D04	0.98500	0.73875	41634	University 14-16 D
42003431420000	UNIV 0014-16 D05	0.98500	0.73875	41634	University 14-16 D
42003431430000	UNIV 0014-16 D06	0.98500	0.73875	41634	University 14-16 D
42003454920000	UNIV 0037-04	1.00000	0.75000	44363	University 37
42003458090000	UNIV 0037-18	1.00000	0.75000	44363	University 37
42003461280000	UNIV 0037-19	1.00000	0.75000	44363	University 37

42003459260000	UNIV 0038A-03	1.00000	0.75000	44838	University 38A
42003416080000	UNIV 0047A-18	1.00000	0.75000	28504	University 47A
42003467440000	UNIV 0047A-24	1.00000	0.75000	28504	University 47A
42003449670000	UNIV 1801 05	0.75287	0.56465	41503	University 1801
42003454670000	UNIV A 0003	0.86559	0.64919	8615	University -A-
42003455090000	UNIV A 0005	0.86559	0.64919	8615	University -A-
42003454680000	UNIV A 0006	0.86559	0.64919	8615	University -A-
42003452340000	UNIV A 0008	0.91559	0.68891	8615	University -A-
42003453950000	UNIV A 0013	0.86559	0.64919	8615	University -A-
42003445310000	UNIV A 4318 02	0.87041	0.68843	42995	University A 4318
42003454230000	UNIV A 4318 03	0.86696	0.64586	42995	University A 4318
42003454870000	UNIV A 4318 05	0.86696	0.64586	42995	University A 4318
42003433950000	UNIV A 4318 09	0.92878	0.69191	42995	University A 4318
42003449700000	UNIV A 4318 13	0.92189	0.68677	42995	University A 4318
42003449970000	UNIV D 06	0.92276	0.69465	5514	University D
42003433640000	UNIV D 07	0.86918	0.65211	5514	University D
42003454990000	UNIV D 08	0.86559	0.64928	5514	University D
42003449980000	UNIV D 09	0.92276	0.69465	5514	University D
42003455030000	UNIV D 10	0.86559	0.64928	5514	University D
42003449780000	UNIV D 11	0.86559	0.64928	5514	University D
42003455060000	UNIV D 13	0.86559	0.64928	5514	University D
42003449730000	UNIV D 15	0.92276	0.69465	5514	University D
42003462270000	UNIV D 18	0.86559	0.64928	5514	University D
42003444470000	UNIV E 04	0.86918	0.65201	5515	University E
42003463090000	UNIV E 09	0.86559	0.64919	5515	University E
42003449950000	UNIV H 05	0.92962	0.69425	5516	University H
42003454250000	UNIV H 08	0.87753	0.65450	5516	University H
42003452250000	UNIV H 09	0.92962	0.69425	5516	University H
42003452450000	UNIV H 10	0.92309	0.68927	5516	University H
42003453910000	UNIV H 12	0.87753	0.65450	5516	University H
42003449640000	UNIV H 14	0.92962	0.69425	5516	University H
42003449940000	UNIV H 16	0.92692	0.69425	5516	University H
42003424730000	UNIVERSITY 13-35 1 (SA)	1.00000	0.75000	43993	University 13 35
42003358070000	UNIVERSITY 14-16 D 2	0.98500	0.73875	41634	University 14-6 “D”
42003410010000	WH BUSH B 15	1.00000	0.75000	38546	W. H. Bush B
42003458240000	WH BUSH B3 7	1.00000	0.75000	38546	W. H. Bush B

Exhibit A-2

Conveyances

Term Overriding Royalty Interest Conveyance (PDP) from SandRidge Exploration and Production, LLC to Mistmada Oil Company, Inc. dated effective April 1, 2011

Term Overriding Royalty Interest Conveyance (Development) from SandRidge Exploration and Production, LLC to Mistmada Oil Company, Inc. dated effective April 1, 2011

Perpetual Overriding Royalty Interest Conveyance (PDP) SandRidge Exploration and Production, LLC to SandRidge Permian Trust dated effective April 1, 2011

Perpetual Overriding Royalty Interest Conveyance (Development) SandRidge Exploration and Production, LLC to SandRidge Permian Trust dated effective April 1, 2011

Assignment of Overriding Royalty Interest from Mistmada Oil Company, Inc. to SandRidge Permian Trust delivered to be effective April 1, 2011

Exhibit A-3

Allocated Values

Note: All Wells and Leases are located in Andrews County, Texas

Well Number	Well Name	API	Field	Reservoir	Unadjusted Sales Price
11898	UNIV 0013-45 01	42003422290000	FUHRMAN-MASCHO	CLEARFORK/SAN ANDRES	$445,256
12021	UNIV D 15	42003449730000	SHAFTER LAKE	GRAYBURG-SAN ANDRES	382,182
12022	UNIV H 12	42003453910000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	215,573
12076	UNIV 0014-16 D03	42003431390000	SHAFTER LAKE	GRAYBURG-SAN ANDRES	193,243
12033	UNIV D 09	42003449980000	SHAFTER LAKE	GRAYBURG-SAN ANDRES	176,481
12044	UNIV H 05	42003449950000	SHAFTER LAKE	GRAYBURG-SAN ANDRES	172,447
25637	LINDLEY-REMD 53	42003448260000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	171,048
12816	JT LNDLY 26	42003430930000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	159,871
12004	UNIV A 4318 05	42003454870000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	148,490
15797	JT LNDLY LNN A 1	42003410920000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	146,355
12037	UNIV H 14	42003449640000	SHAFTER LAKE	GRAYBURG-SAN ANDRES	144,831
12028	UNIV D 18	42003462270000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	135,938
16602	MNGR NX A LZS 16	42003402550000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	127,694
11983	UNIV A 4318 13	42003449700000	SHAFTER LAKE	GRAYBURG-SAN ANDRES	124,872
16624	MNGR NX A LZS 33	42003415980000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	124,254
15832	SAM B 3	42003436840000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	118,847
11995	UNIV A 4318 02	42003445310000	SHAFTER LAKE	GRAYBURG-SAN ANDRES	110,317
12049	UNIV H 09	42003452250000	SHAFTER LAKE	GRAYBURG-SAN ANDRES	106,355
12045	UNIV D 11	42003449780000	SHAFTER LAKE	GRAYBURG-SAN ANDRES	108,270
12078	UNIV 0014-16 D06	42003431430000	SHAFTER LAKE	GRAYBURG-SAN ANDRES	107,116
15913	LINDLEY 03	42003405320000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	104,000
12294	MNGR NX A LZS 51	42003428960000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	101,314
15928	LINDLEY-FRM 07	42003412960000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	100,039
12031	UNIV D 07	42003433640000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	99,414
12057	UNIV A 0006	42003454680000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	97,647
13080	CC CITIES AA 13	42003431030000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	94,553
12043	UNIV H 10	42003452450000	SHAFTER LAKE	GRAYBURG-SAN ANDRES	94,232
12052	UNIV A 0003	42003454670000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	93,929
12084	UNIV 0014-16 32C	42003454390000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	93,411
12056	UNIV A 0005	42003455090000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	94,018
12074	UNIV 0014-16 D05	42003431420000	SHAFTER LAKE	GRAYBURG-SAN ANDRES	92,339
12073	UNIV 0014-16 D04	42003431410000	SHAFTER LAKE	GRAYBURG-SAN ANDRES	91,735
12023	UNIV H 08	42003454250000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	92,193
18289	WH BUSH B 15	42003410010000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	89,398
12005	UNIV A 4318 03	42003454230000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	81,516
12069	UNIV A 0013	42003453950000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	80,126
26506	UNIV 0013-35 16	42003458120000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	80,523
12046	UNIV D 10	42003455030000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	81,256
12027	UNIV D 13	42003455060000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	78,360
18102	UNIV 0047A-24	42003467440000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	77,842
11987	UNIV A 4318 09	42003433950000	SHAFTER LAKE	LOWER SAN ANDRES	77,275
24194	LINDLEY-REMD 58	42003443220000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	75,321
12055	UNIV E 04	42003444470000	SHAFTER LAKE	GRAYBURG-SAN ANDRES	76,111
26517	UNIV 0038A-03	42003459260000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	60,392
4421	UNIV 0014-16 31C	42003453900000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	52,829
18131	UNIV 0047A-18	42003416080000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	51,542
18268	UNIV 0013-35 01	42003424730000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	51,654
12284	MNGR NX A LZS 73	42003430980000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	51,428
4625	UNIV E 09	42003463090000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	50,582
16264	MILES 12	42003411720000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	48,772
12040	UNIV D 06	42003449970000	SHAFTER LAKE	GRAYBURG-SAN ANDRES	38,984
16402	MNGR NX 1832	42003402530000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	38,491
12050	UNIV H 16	42003449940000	SHAFTER LAKE	GRAYBURG-SAN ANDRES	28,961
11991	UNIV 1801 05	42003449670000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	27,260
4604	UNIV 0037-19	42003461280000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	15,083
4451	UNIV 0013-34 03	42003456980000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	10,301
4662	UNIV 0037-18	42003458090000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	7,729
15953	LINDLEY-REMD 03	42003357620000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	-
12313	MNGR NX 0146	42003439420000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	-
26564	UNIV 0013-35 12	42003464240000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	-
4456	UNIV 0037-04	42003454920000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	-
12039	UNIV D 08	42003454990000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	-
12908	WH BUSH B 37	42003458240000	FUHRMAN-MASCHO	GRAYBURG-SAN ANDRES	-
18592	UNIV 0014-16 D02	42003358070000	SHAFTER LAKE	GRAYBURG-SAN ANDRES	-
12059	UNIV A 0008	42003452340000	SHAFTER LAKE	GRAYBURG-SAN ANDRES	-
					$6,000,000

Exhibit B

Form of Assignment

ASSIGNMENT OF OVERRIDING ROYALTY INTERESTS

STATE OF TEXAS	§

§
COUNTY OF [_____]	§

This Assignment of Overriding Royalty Interests (this “Assignment”) is executed this [___] day of [June] (the “Execution Date”) but shall be effective as of 12:01 a.m. central prevailing time on July 1, 2021, (the “Effective Time”), is made by SandRidge Permian Trust, a Delaware statutory trust (“Assignor”), to Montare Resources I, LLC (or its assigns), a Texas limited liability company (“Assignee”), with an address at 400 East Las Colinas Blvd., Suite 680, Irving, Texas 75039. Assignor and Assignee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. This Assignment is delivered pursuant to that certain Purchase and Sale Agreement of even date herewith, by and between the Parties (as may be amended from time to time, the “Purchase Agreement”).

WHEREAS, Assignor is the owner of certain overriding royalty interests covering the lands and leases described in Exhibit A-1 attached hereto (the “Subject Lands”), being the same interests as are described in, and that were assigned to Assignor by SandRidge Exploration and Production, LLC, a Delaware limited liability company, and Mistmada Oil Company, Inc., an Oklahoma corporation, pursuant to, those certain recorded instruments described in Exhibit A-2 attached hereto (the “Conveyances”);

WHEREAS, Assignor is governed by that certain Amended and Restated Trust Agreement, dated as of August 16, 2011(as amended, the “Trust Agreement”);

WHEREAS, the Conveyances were filed in the records of the county clerk of Andrews County, Texas as described in Exhibit A-2;

WHEREAS, Avalon TX Operating, LLC, a Texas limited liability company, is the operator of all the Wells (as defined below) burdened by the ORRIs (as defined below), pursuant to that certain Contract Operating Agreement dated as of November 1, 2018;

NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms set forth herein, Assignor does hereby Grant, bargain, sell, convey, assign, transfer, set over, and Deliver unto Assignee all of Assignor’s right, title, interest and estate in and to the following, without duplication (collectively, the “Assets”):

(a)	any and all right, title, interest and claims in, to, under and/or derived from the perpetual and term overriding royalty interests conveyed to Assignor pursuant to the terms of the Conveyances (“ORRIs”) granting to Assignor an undivided interest in and to all Minerals (as such term is defined in the Conveyances) in, under and that may be produced and saved from the Target Formations (as that term is defined in the Conveyances) underlying the lands subject to or covered by the oil and gas leases described in Exhibit A-1 hereto, insofar and only insofar as they cover the Targeted Formations from the wells listed on Exhibit A-3 hereto (the “Wells”);

(b)	all trade credits, all accounts, receivables, and all other proceeds, income, or revenues attributable to the Minerals (the “Proceeds”) that are attributable to the time period from and after the Effective Time; and

(c)	all files, records, and data maintained by Assignor, or to which Assignor is entitled, including, without limitation, data and other documentary information regarding the Minerals, and the Proceeds to the extent the transfer of such data is not prohibited under any related contracts (the “Records”); provided, however, that the term “Records” shall not include any of Assignor’s files, records, and data that (i) relate to its business generally, (ii) are legal in nature, (iii) relate to the sale of the Assets, and (iv) the transfer of which is prohibited by contract or law or that would impose a transfer fee or penalty on Assignor.

TO HAVE AND TO HOLD all and singular the Assets, together with all rights, titles, interests, estates, remedies, powers and privileges thereto appertaining unto Assignee and its successors, legal representatives, and assigns forever, subject to the following:

Assumption. From and after the Execution Date of this Assignment, Assignee shall assume, fulfill, perform, pay, and discharge any and all of the Assumed Obligations in accordance with the terms of the Purchase Agreement.

Successors and Assigns. This Assignment shall apply to, be binding in all respects upon, and inure to the benefit of the Parties and their respective successors and assigns.

Special Warranty; Disclaimers. Assignor hereby binds itself, its successors and assigns to warrant and forever defend the title to the ORRIs herein granted, conveyed, assigned and transferred unto Assignee, its successors and assigns, against the lawful claims and demands of every person whomsoever claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise. EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE, ASSIGNOR MAKES NO, AND EXPRESSLY DISCLAIMS ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY, OR RECOVERABILITY OF PETROLEUM SUBSTANCES IN OR FROM THE ASSETS, (IV) TO THE EXTENT APPLICABLE, THE EXISTENCE OF ANY PROSPECT, RECOMPLETION, INFILL, STEP-OUT OR OTHER DRILLING OPPORTUNITIES, (V) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (VI) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM THE ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS, OR IN PAYING QUANTITIES, OR ANY PRODUCTION OR DECLINE RATES, (VII) TO THE EXTENT APPLICABLE, THE MAINTENANCE, REPAIR, CONDITION, ENVIRONMENTAL CONDITION, QUALITY, SUITABILITY, DESIGN, OR MARKETABILITY OF THE ASSETS, (VIII) INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT, (IX) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO ASSIGNEE OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES, OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS ASSIGNMENT AND ANY DOCUMENTS EXECUTED HEREUNDER OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND (X) COMPLIANCE WITH ANY ENVIRONMENTAL LAW, AND ASSIGNOR FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT THE ASSETS ARE BEING TRANSFERRED “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS, AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE. ASSIGNEE AGREES AND ACKNOWLEDGES THAT IT SHALL HAVE NO RECOURSE AGAINST SELLER GROUP FOR ANY BREACH OF THE PURCHASE AGREEMENT BY ANY MEMBER OF SELLER GROUP OR ANY BREACH OF THE SPECIAL WARRANTY IN THIS ASSIGNMENT BY ANY MEMBER OF SELLER GROUP.

Governing Law and Venue. This Assignment and the relationship of the Parties with respect to the transactions contemplated hereby shall be governed by the laws of the State of Texas without regard to conflicts of laws principles; provided that in connection with the determination of any conveyancing matters the laws of the state where such Property is located shall govern and control such determination. Any dispute, controversy, claim, or action arising out of or relating to this Assignment, any document or other agreement related to this Assignment, or any of the transactions contemplated hereunder or thereunder shall be brought in the federal or state courts located in the city of Houston, Harris County, State of Texas. Each of the Parties hereto (a) irrevocably submits to the exclusive jurisdiction of each such court in any such dispute, controversy, claim, or action, (b) waives any objection it may now or hereafter have to venue or to an inconvenient forum, (c) agrees that all such disputes, controversies, claims, and actions shall be heard and determined only in such courts, and (d) agrees not to bring any dispute, controversy, claim, or action arising out of or relating to this Assignment or any document or agreement related hereto or any of the transactions contemplated hereunder or thereunder in any other forum. THE PARTIES HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Further Assurances. Subject to the terms and conditions of the Purchase Agreement, Assignor and Assignee each agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other for carrying out the purposes of this Assignment or of any document delivered pursuant to this Assignment or the Purchase Agreement.

Severability. If any provision of this Assignment, or any application thereof, is held invalid, illegal, or unenforceable in any respect under any law, this Assignment shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Parties, to such law, and, to the extent such provision cannot be so reformed, then such provision (or the invalid, illegal, or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Assignment, as the case may be, and, to the extent permitted by law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

The Purchase Agreement. Nothing in this Assignment shall operate to limit, release, or impair any of Assignor’s or Assignee’s respective rights, obligations, remedies, or indemnities in the Purchase Agreement. The Purchase Agreement contains certain agreements between the Parties, which shall survive the delivery of this Assignment in accordance with the terms of the Purchase Agreement. Capitalized terms used in this Assignment shall have the meanings prescribed in this Assignment where such capitalized terms are defined; provided, however, that capitalized terms used in this Assignment and not otherwise defined shall have the meanings given to such terms in the Purchase Agreement. Each defined term shall be equally applicable both to the singular and the plural forms of the term so defined. To the extent the terms and provisions of this Assignment are in conflict, or inconsistent, with the terms and provisions of the Purchase Agreement, the terms and provisions of the Purchase Agreement shall control. For purposes of notice to third parties, however, Assignor and Assignee expressly represent and acknowledge that a third party may rely on the descriptions of the Assets contained herein for purposes of determining title thereto.

Limited Liability. It is expressly understood and agreed by the Parties that (i) this Assignment is executed and delivered by The Bank of New York Mellon Trust Company, N.A., the trustee of the Trust (the “Trustee”), not individually or personally, but solely as trustee of Assignor in the exercise of the powers and authority conferred and vested in it and (ii) under no circumstances shall the Trustee be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Assignor under this Assignment.

Counterparts. This Assignment may be executed and delivered in one or more original counterparts, each of which shall be deemed valid and binding with respect to the signatories thereto, and all of which, when taken together, shall be deemed to constitute one and the same instrument. All such counterparts shall be identical except that to facilitate filing and recording, counterparts to be filed and recorded in the appropriate records of each county may have included in Exhibit A-1 through Exhibit A-3 hereto only those portions of Exhibit A-1 through Exhibit A-3 hereto that contain descriptions of the lands and leases located in said county. Every counterpart of this Conveyance shall be deemed to be an original for all purposes, and all such counterparts together shall constitute one and the same instrument. An executed counterpart of this Conveyance containing the full text to the entire Exhibits and Annexes will be kept at the offices of Assignor and Assignee at the addresses indicated in the introductory paragraph to this Assignment. As between the Parties, any signature hereto delivered by a Party by facsimile transmission or email pdf shall be deemed an original hereto.

[Signature and Acknowledgment Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Assignment on the Execution Date, but this Assignment shall be effective for all purposes as of the Effective Time.

ASSIGNOR:

SandRidge Permian Trust

By: The Bank of New York Mellon Trust Company, N.A., as trustee

By:
Name: Sarah Newell
Title: Vice President

THE STATE OF ________	§
§
COUNTY OF ___________	§

This instrument was acknowledged before me this ______ day of ____________, 2021, by Sarah Newell, known to me to be the as Vice President of The Bank of New York Mellon Trust Company, N.A., as trustee of Assignor, SandRidge Permian Trust, a Delaware statutory trust, on behalf of said trust, who affirmed that the foregoing instrument was signed on behalf of such trust.

Notary Public
Printed Name:

My Commission Expires:

Commission Number:

ASSIGNEE:

Montare Resources I, LLC

By:
Dickie D. Hunter
President

THE STATE OF _______	§
§
COUNTY OF ________	§

This instrument was acknowledged before me this ______ day of ____________, 2021, by Dickie D. Hunter, known to me to be the President of Montare Resources I, LLC, a Texas limited liability company, who affirmed that the foregoing instrument was signed on behalf of such company.

Notary Public
Printed Name:

My Commission Expires:

Commission Number:

After recording return to:

Montare Resources I, LLC

400 East Las Colinas Blvd., Suite 680

Irving, Texas 75039

ATTN: Dickie D. Hunter